UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 21, 2006

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.

Idaho Power Company
Form 8-K

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

AND

ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 21, 2006, the Boards of Directors of IDACORP, Inc. ("IDACORP") and Idaho Power Company ("Idaho Power") elected Christine King to the Boards of Directors of IDACORP and Idaho Power, effective November 1, 2006, to serve until the next Annual Meeting of Shareholders.  Ms. King will serve on the Compensation Committee.

Since September 2001, Ms. King has been President and Chief Executive Officer of AMIS Holdings, Inc. ("AMIS"), a Pocatello, Idaho-based designer and manufacturer of semiconductor products for customers in the automotive, medical and industrial markets.  Prior to joining AMIS, Ms. King was Vice President of Semiconductor Products for IBM's microelectronics division.  Ms. King also serves as a director of AMIS and Analog Devices, Inc.

The election of Ms. King as a director increases the size of the IDACORP and Idaho Power Boards of Directors from eleven to twelve members.

Ms. King will have an Indemnification Agreement with IDACORP.  The form of agreement has been previously filed by IDACORP with the Securities and Exchange Commission.

ITEM 8.01      OTHER EVENTS

Officer

On September 21, 2006, the Boards of Directors of IDACORP and Idaho Power appointed Naomi C. Shankel as Vice President, Audit and Compliance of IDACORP and Idaho Power, effective September 21, 2006.  Ms. Shankel has served as Director of Audit Services of IDACORP and Idaho Power since 2003.

FERC Proceedings

On March 24, 2006, Idaho Power submitted a revised Open Access Transmission Tariff ("OATT") filing with the FERC requesting an increase in transmission rates.  The purpose of the filing was to implement formula rates for the Idaho Power OATT in order to more adequately reflect the costs that Idaho Power incurs in providing transmission service.  In the filing Idaho Power proposed to move from a fixed rate to a formula rate, which allows for transmission rates to be updated each year based on FERC Form 1 data.  The formula rate request included a rate of return on equity of 11.25 percent.  The proposed rates would have produced an annual revenue increase of approximately $13 million based on 2004 test year data.  On May 31, 2006, the FERC accepted Idaho Power's rates, effective June 1, 2006, subject to adjustment to conform to FASB 109 tax accounting requirements, which ultimately resulted in lowering the estimated annual revenues to approximately $11 million.  The rates are being collected subject to refund.

Objections to the proposed rates were filed in a timely manner by intervenors. Settlement conferences with intervenors and FERC staff were held in June, August and September 2006.  The intervenors presented an issues list which included rate making adjustments, a reduction to the requested rate of return on equity, the development of an extensive annual audit plan, and concerns related to the treatment of contracts in existence prior to implementation of the OATT in 1996.  Settlement negotiations have proved to be unsuccessful up to this point in time.  Consequently, the FERC issued a procedural schedule in the docket providing for discovery and testimony to be submitted by the parties.  That schedule sets the matter for hearing on May 8, 2007, with an Initial Decision to be issued August 21, 2007.

Idaho Power is unable to predict the outcome of this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  September 25, 2006

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson

         Senior Vice President -

         Administrative Services and

         Chief Financial Officer

Idaho Power Company

By:   /s/ Darrel T. Anderson
Darrel T. Anderson

         Senior Vice President -

         Administrative Services and

         Chief Financial Officer